Exhibit 99-B.5 Application Form Group Annuity Contracts

Local Office: ING Insurance Company of America (the Company)

5100 West Lemon Street, Suite 213

Tampa, FL 33609

Service Center: ING Life Insurance and Annuity Company (the Company)

151 Farmington Avenue

Hartford, CT 06156-8022

Applicant Information	Applicant Name (Employer)		Tax Identification No.

	Applicant Address (No. & Street)		P.O. Box (optional)

	City/Town	State	Zip Code

Account Information	Plan Name (if any)

Type of Organization:

Governmental Organization

State, local, county, municipality

Healthcare

Public School

K-12

Higher Education

Tax-exempt Organization (includes churches, healthcare organizations and private education organizations)

501(c)(3) Organization (IRS Tax-exempt status letter required to be submitted for organizations formed after 10/9/69)

Church, qualified and non-qualified Church controlled organizations

Healthcare

Education

Other: ______________________ Type of Entity: ________________________

501(c)(__) Organization Type of Entity: __________________________________

For Profit Organization:

Corporation

Unincorporated (e.g. partnerships and self employed individuals; also including S Corporations)

Other:_____________________________________

Type of Plan:

457 Plan

Governmental 457(b) (including public schools)

Tax-exempt 457(b) top hat (for select management and/or highly compensated employees)

Tax-exempt 457(b) (only non-qualified Church controlled organizations)

457(f)

403(b)

403(b) Non-ERISA public schools and ERISA exempt 501(c)(3) organizations

403(b) ERISA (generally, 501(c)(3) organization sponsoring a 403(b) with employer and/or employee contributions)

401(a)/(k)

401(a)

401(k) - employee salary deferral plan

Other: _______________________________________

Product:

Government Custom Choice - Value

Government Custom Choice - Original-(not available unless linking to an existing Master Billing Group)

Retirement Master

Education Custom Choice

Retirement Plus

Voluntary Tax Deferred Annuity

Retirement Choice (Fixed Plus III)

Other ________________________________

Is this Plan subject to ERISA Title I? Yes No

If Yes, indicate Plan Anniversary Month/Day _____________________

If Yes, indicate Plan Beginning Date _____________________

_____________________________________________________________________________________________________

Contract is to be: Allocated Unallocated

CONTRACT EFFECTIVE DATE: _____________________

300-MOP-02 FL-IICA	Form No. 300 MOP-02 FL-IICA (5/02B) Page 1 of 2 - Incomplete without all pages

Replacement Information

Will this Contract change or replace any existing Life Insurance or Annuity Contracts? Yes No

If Yes, provide Date to be Cancelled, Carrier Name, and Account Number: Date to be Cancelled: _______________________

Carrier Name: _______________________________ Account No. ______________________________________________

Investment Options

Participants may elect the investment allocation for:

Employer and Employee Contributions Employee Contributions only None, Contract Holder elects

For Contract Holder directed allocations: Enter the percentage and the investment option elected for allocation purposes.

Employer Modal Contributions: ______________________________

Employee Modal Contributions: ______________________________

Transferred Assets: ________________________________________

Anti-Fraud Statement

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Authorized Signatures

By signing this form, I understand that I am selecting an annuity product to fund a tax-deferred arrangement; that the tax laws provide for deferral of taxation of earnings on participant account balances; and that, although the annuity provides features and benefits that may be of value to participants, it does not provide any additional deferral of taxation beyond that provided by the tax-deferred arrangement itself. Additionally, I acknowledge that the pre-filled information, as well as the information I have provided is complete and accurate. I further certify that the Company is entitled to rely exclusively on information provided on this form.

I understand that amounts withdrawn from a GAA Term may be subject to a market value adjustment prior to the maturity date of that Term as specified in the contract. I further understand that Annuity payments and account values, if any, when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount, if applicable.

Dated at ____________________________________ this ____ day of ________________ in the year _______

City and State

__________________________________ ____________________________________

Witness Contract Holder/Title

Local Office use: Accepted ____________

Representative's Authorized Signature	Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this Contract is issued? Yes No

Representative's Name (please print)	Florida License No.

Representative's Signature	Date (mm/dd/yyyy)

Corrections and amendments (Local Office use only): Errors and omissions may be corrected by the Company but no change in plan, classification, amount, age at issue, or extra benefits shall be made without written consent of the Contract Holder (not applicable in West Virginia).

Affix Prospectus Receipt Here(does not apply to Fixed Plus III)
300-MOP-02 FL-IICA	Form No. 300 MOP-02 FL-IICA (5/02B) Page 2 of 2 - Incomplete without all pages